Exhibit 99.2

HOSPITALITY PROPERTIES TRUST

Second Quarter 2009

Supplemental Operating and Financial Data

All amounts in this report are unaudited.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  OUR MANAGERS’ OR TENANTS’ ABILITY TO PAY RETURNS OR RENT TO US, INCLUDING THE ABILITY OF MARRIOTT INTERNATIONAL INC., OR MARRIOTT, AND BARCELO CRESTLINE CORPORATION, OR CRESTLINE, TO PAY THE FULL AMOUNT OF MINIMUM RETURNS OR RENTS DUE TO US IN THE FUTURE AND OUR ABILITY TO APPLY A PORTION OF MARRIOTT’S AND CRESTLINE’S SECURITY DEPOSITS WHICH WE HOLD TO COVER ANY SHORTFALLS;

•                  OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE, INCLUDING RESUMPTION OF DISTRIBUTIONS ON OUR COMMON SHARES LATER IN 2009 OR AT ANY FUTURE TIME, THE CONTINUATION OF PAYMENT OF DISTRIBUTIONS ON OUR PREFERRED SHARES, THE AMOUNT OF ANY SUCH DISTRIBUTIONS AND WHETHER ANY SUCH DISTRIBUTIONS WILL BE PAID IN CASH ONLY OR PARTLY IN SHARES; AND, IF PARTLY IN SHARES, THE PROPORTIONS OF CASH VERSUS SHARE COMPONENTS OF SUCH DISTRIBUTIONS;

•                  OUR EXPECTATION THAT WE WILL REALIZE SUBSTANTIAL INCOME FOR FINANCIAL REPORTING PURPOSES AND THAT OUR DISTRIBUTIONS TO OUR COMMON SHAREHOLDERS IN 2009 WILL BE AT LEAST EQUAL TO THE MINIMUM AMOUNTS REQUIRED IN ORDER FOR US TO REMAIN A REAL ESTATE INVESTMENT TRUST, OR REIT, FOR FEDERAL TAX PURPOSES;

•                  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

•                  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

•                  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL; AND

•                  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS INCLUDING;

•                  CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS;

•                  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES , TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATES;

•                  CHANGES IN FEDERAL, STATE AND LOCAL LEGISLATION, GOVERNMENTAL REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS; AND

•                  ACTS OF TERRORISM, OUTBREAKS OF SO-CALLED PANDEMICS OR OTHER MAN MADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

FOR EXAMPLE:

•                  IF THE AVAILABILITY OF DEBT CAPITAL REMAINS RESTRICTED OR BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

•                  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS AND WE MAY BE UNABLE TO RESUME DISTRIBUTIONS ON OUR COMMON SHARES OR MAINTAIN DISTRIBUTIONS ON OUR PREFERRED SHARES.  IF CAPITAL MARKET CONDITIONS BECOME WORSE OR IF OUR TENANTS AND MANAGERS DO NOT PAY AMOUNTS DUE TO US, WE MAY BECOME UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS.  ALSO, OUR HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY NOT BE RESTORED BECAUSE OF CHANGES IN OUR EARNINGS, THE INCREASE IN THE NUMBER OF OUR OUTSTANDING COMMON SHARES OR OTHER CIRCUMSTANCES;

•                  OUR ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM OUR TENANTS AND MANAGERS MAY PROVE INACCURATE, AND OUR TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO US.  MOREOVER, APPLICABLE TAX LAWS MAY PERMIT US TO REMAIN A REIT AND PAY DISTRIBUTIONS LESS THAN WE HAVE HISTORICALLY PAID OR LESS THAN OUR 2009 INCOME FOR FINANCIAL REPORTING PURPOSES.  RECENT CHANGES IN LAWS, SUCH AS THE DEFERRAL OF CANCELLATION OF DEBT INCOME PERMITTED BY THE 2009 ECONOMIC STIMULUS LAW, AND RECENT INTERNAL REVENUE SERVICE ACTIONS, SUCH AS THE ANNOUNCEMENT WHICH PERMITS REIT QUALIFYING DIVIDENDS TO BE PAID UP TO 90% IN SHARES FOR THE 2009 TAXABLE YEAR, MAY PERMIT REITS LIKE US TO RETAIN OUR REIT TAX STATUS WITHOUT PAYING SUBSTANTIAL CASH DISTRIBUTIONS.  MOREOVER, THE AMOUNT OF 2009 DISTRIBUTIONS WHICH WE MAY BE REQUIRED TO PAY IN ORDER TO RETAIN OUR REIT TAX STATUS IS CONSIDERABLY LESS THAN THE TOTAL OF OUR HISTORICAL RATE OF QUARTERLY DISTRIBUTIONS FOR 2009 WOULD HAVE BEEN;

•                  HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY.  IF HOTEL ROOM DEMAND BECOMES FURTHER DEPRESSED DURING THE CURRENT U.S. RECESSION, THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, AND OUR OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS;

•                  THE CURRENT U.S. RECESSION MAY CONTINUE FOR LONGER OR BE WORSE THAN WE NOW ANTICIPATE.  SUCH CIRCUMSTANCES MAY FURTHER REDUCE THE DEMAND FOR GOODS AND SERVICES SOLD BY TA AND ADVERSELY IMPACT TA’S ABILITY TO GENERATE THE CASH FLOWS NECESSARY TO PAY OUR RENTS;

•                  THE RECENT OUTBREAK OF H1N1 FLU IN THE UNITED STATES MAY CAUSE TRAVEL TO DECLINE AND ANY SUCH DECLINE MAY ADVERSELY IMPACT THE FINANCIAL RESULTS AT OUR HOTELS AND THE ABILITY OF OUR TENANTS AND HOTEL OPERATORS TO MAKE PAYMENTS TO US;

•                  THE MARRIOTT AND CRESTLINE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES.  ACCORDINGLY, ALTHOUGH WE MAY RECORD RECEIPT OF INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITY, WE WILL NOT RECEIVE ANY CASH PAYMENT.  BECAUSE WE WILL NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, MARRIOTT’S OR CRESTLINE’S FAILURE TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS;

•                  THE PRICE WHICH TA MUST PAY TO PURCHASE DIESEL FUEL AND OTHER PRODUCTS WHICH IT SELLS MAY MATERIALLY INCREASE, AND THESE PRICE INCREASES MAY INCREASE TA’S WORKING CAPITAL REQUIREMENTS MORE THAN CURRENTLY EXPECTED AND REDUCE TA’S ABILITY TO PAY OUR RENTS;

•                  FUEL CONSERVATION EFFORTS, AN EXTENDED PERIOD OF LIMITED ACTIVITY IN THE HOUSING DEVELOPMENT INDUSTRY OR A SIGNIFICANT AND PROLONGED DECLINE IN THE IMPORT INTO THE U.S. OF CONSUMER GOODS MAY EACH AFFECT THE DEMAND FOR TA’S GOODS AND SERVICES AND TA’S ABILITY TO PAY RENTS TO US, INCLUDING DEFERRED AMOUNTS DUE TO US; AND

•                  THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT STATES THAT WE HAVE REPURCHASED SOME OF OUR OUTSTANDING DEBT SECURITIES.  THE IMPLICATION OF THESE STATEMENTS MAY BE THAT WE WILL CONTINUE TO REPURCHASE OUR DEBT SECURITIES.  IN FACT, WE HAVE REPURCHASED OUR DEBT SECURITIES ON AN OPPORTUNISTIC BASIS, WHEN OPPORTUNITIES TO DO SO HAVE BEEN AVAILABLE TO US AT PRICES WE BELIEVE ARE ATTRACTIVE AND WHEN WE HAVE HAD AVAILABLE FINANCIAL RESOURCES.  AT OUR DISCRETION, WE MAY ACCELERATE, DELAY, DISCONTINUE OR RESTART MAKING SUCH PURCHASES AT ANY TIME.

THESE RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS, PANDEMICS OR CHANGES IN OUR MANAGERS OR TENANTS REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE LARGELY BEYOND OUR CONTROL.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2009 AND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, AS AMENDED.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

CORPORATE INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

COMPANY PROFILE

The Company:

Hospitality Properties Trust, or HPT, is a real estate investment trust, or REIT.  As of June 30, 2009, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. At June 30, 2009, our properties were operated by companies under thirteen long term management or lease agreements. We are the only investment grade rated, publicly owned hospitality REIT in the Country and we are currently included in a number of financial indices, including the S&P 400 MidCap Index, the Russell 1000 Index, the MSCI U.S. REIT index, the FTSE EPRA/NAREIT United States index and the S&P REIT Composite index.

Management:

HPT is managed by Reit Management & Research LLC, or RMR. RMR is a large real estate management company which was founded in 1986 to manage public investments in real estate. As of June 30, 2009, RMR managed one of the largest portfolios of publicly owned real estate in North America, including nearly 1,350 properties located in 45 states, Washington, D.C., Puerto Rico and Ontario, Canada. RMR has approximately 570 employees in its headquarters and regional offices located throughout the U.S.  In addition to managing HPT, RMR also manages HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and industrial properties, Senior Housing Properties Trust, or SNH, a publicly traded REIT that primarily owns healthcare properties and Government Properties Income Trust, a publicly traded REIT that primarily owns buildings majority leased to government tenants located throughout the United States.  RMR also provides management services to Five Star Quality Care, Inc., a healthcare services company which is a tenant of SNH, and TravelCenters of America LLC, or TA, which is our largest tenant.  An affiliate of RMR, RMR Advisors, Inc., is the investment manager of publicly offered mutual funds, which principally invest in securities of unaffiliated real estate companies.  The public companies managed by RMR and its affiliates had combined total gross assets of approximately $16.3 billion as of June 30, 2009.  We believe that being managed by RMR is a competitive advantage for HPT because RMR provides us with a depth of quality of management and experience which may be unequaled in the real estate industry.  We also believe RMR provides management services to HPT at costs that are lower than we would have to pay for similar quality services.

Strategy:

Our business strategy is to maintain and grow an investment portfolio of high quality hotels and travel centers operated by qualified managers. Our properties are managed or leased under long term agreements that provide us cash flows in the form of returns and rents. We also seek to participate in operating improvements at our properties by charging rent increases based upon percentages of gross revenue increases at our properties and participating in hotel profits in excess of the minimum returns due to us at our managed hotels. Generally, we prefer to include multiple properties in one lease or management contract because we believe a single operating agreement for multiple properties in diverse locations enhances the stability of our cash flows. When we buy individual properties we usually add those properties to a combination lease or management agreement for other properties that we own. We believe we have a conservative capital structure and we limit the amount of debt financing we use.

Stock Exchange Listing:	Corporate Headquarters:

New York Stock Exchange	400 Centre Street
Newton, MA 02458
Trading Symbol:	(t) (617) 964-8389
(f) (617) 969-5730
Common Shares — HPT Preferred Shares Series B — HPT-B Preferred Shares Series C — HPT-C

Senior Unsecured Debt Ratings:

Standard & Poor’s — BBB Moody’s — Baa2

Portfolio Data by Manager (as of 6/30/09):

							Percent
			Percent of			Annualized	of Total
		Number	Number		Percent of	Minimum	Minimum
	Number of	of Rooms/	of Rooms/	Investment	Total	Return /	Return /
Manager	Properties	Suites (1)	Suites (1)	(000s)	Investment	Rent (000s)	Rent

InterContinental	131	20,140	47%	$1,783,672	28%	$153,682	27%
Marriott International	125	17,920	42%	1,595,304	24%	162,248	27%
Hyatt	22	2,725	6%	301,342	5%	21,977	4%
Carlson	11	2,096	5%	202,251	3%	12,920	2%
TA (2)(3)	185	N/A	N/A	2,542,629	40%	230,186	40%
Total	474	42,881	100%	$6,425,198	100%	$581,013	100%

Operating Statistics by Operating Agreement (Q2 2009):

	Number of	Number of Rooms/	Annualized Minimum Return /	Percent of Total Minimum	Coverage (4)		RevPAR
							Change (5)
Operating Agreement	Properties	Suites (1)	Rent (000s)	Return / Rent	Q2	LTM	Q2	LTM

InterContinental (no. 1)	31	3,844	$37,882	7%	0.92x	0.93x	-17.7%	-9.8%
InterContinental (no. 2)	76	9,220	50,000	9%	0.87x	1.08x	-25.2%	-12.8%
InterContinental (no. 3)	14	4,139	44,258	8%	0.97x	0.92x	-23.6%	-14.1%
InterContinental (no. 4)	10	2,937	21,542	3%	0.58x	0.67x	-25.9%	-12.3%
Marriott (no. 1)	53	7,610	58,969	9%	1.01x	1.17x	-25.3%	-16.1%
Marriott (no. 2)	18	2,178	21,221	3%	0.84x	0.96x	-17.2%	-9.9%
Marriott (no. 3)	34	5,020	44,200	8%	0.86x	0.94x	-23.0%	-13.7%
Marriott (no. 4)	19	2,756	28,508	5%	0.71x	0.90x	-26.0%	-15.2%
Marriott (no. 5)	1	356	9,350	2%	0.08x	0.16x	-25.9%	-16.6%
Hyatt	22	2,725	21,977	4%	0.78x	0.88x	-16.9%	-2.3%
Carlson	11	2,096	12,920	2%	0.59x	0.97x	-34.3%	-19.6%
TA (no. 1) (2)(3)	145	N/A	164,009	29%	1.17x	1.42x	N/A	N/A
TA (no. 2) (2)	40	N/A	66,177	11%	1.22x	1.50x	N/A	N/A
Total / Average	474	42,881	$581,013	100%			-23.5%	-13.0%

(1)             18 of our TA properties include hotels.  The rooms associated with these hotels have been excluded from total number of rooms.

(2)            Effective July 1, 2008, we entered into a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5,000/month of rent under its two leases for the period July 1, 2008 until December 31, 2010.  For the quarter and six months ended June 30, 2009, TA deferred $15,000 and $30,000 in rents, respectively.  TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(3)             The amount of annual minimum rent payable to us under TA agreement no. 1 is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively.  These represent contractual rent amounts and do not reflect the impact of any rent deferrals (see note 2).

(4)             We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions, divided by the minimum return or minimum rent payments due to us.  For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements.  TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferrals (see Note 2).

(5)             We define RevPAR as hotel room revenue per day per available room.  RevPar change is the RevPar percentage change in the periods ending June 30, 2009 over the comparable year earlier periods.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

INVESTOR INFORMATION

Board of Trustees

Barry M. Portnoy	Adam D. Portnoy
Managing Trustee	Managing Trustee

Bruce M. Gans, M.D.	William A. Lamkin
Independent Trustee	Independent Trustee

John L. Harrington
Independent Trustee

Senior Management

John G. Murray	Mark L. Kleifges
President and Chief Operating Officer	Treasurer and Chief Financial Officer

Ethan S. Bornstein
Senior Vice President

Contact Information

Investor Relations	Inquiries
Hospitality Properties Trust	Financial inquiries should be directed to Mark L. Kleifges,
400 Centre Street	Treasurer and Chief Financial Officer, at (617) 964-8389
Newton, MA 02458	or mkleifges@reitmr.com.
(t) (617) 964-8389
(f) (617) 969-5730	Investor and media inquiries should be directed to
(email) info@hptreit.com	Timothy A. Bonang, Director of Investor Relations, at
(website) www.hptreit.com	(617) 796-8232 or tbonang@hptreit.com, or Carlynn Finn,
Manager of Investor Relations at (617) 796-8232
or cfinn@hptreit.com

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

RESEARCH COVERAGE

Equity Research Coverage

Baird	Stifel, Nicolaus
David Loeb	Rod Petrik
(414) 765-7063	(410) 454-4131

Keefe, Bruyette & Woods	Wells Fargo Securities, LLC
Smedes Rose	Jeffrey Donnelly
(212) 887-3696	(617) 603-4262

RBC
Mike Salinsky
(216) 378-7627

Debt Research Coverage

Credit Suisse	Wells Fargo Securities, LLC
John Giordano	Thierry Perrein
(212) 538-4935	(704) 715-8455

UBS
Michael Dimler
(203) 719-3841

Rating Agencies

Moody’s Investors Service	Standard and Poor’s
Maria Maslovsky	Beth Campbell
(212) 553-4831	(212) 438-2415

HPT is followed by the analysts and its publicly held debt is rated by the rating agencies listed above.  Please note that any opinions, estimates or forecasts regarding HPT’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of HPT or its management.  HPT does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

FINANCIAL INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

KEY FINANCIAL DATA
(amounts in thousands, except per share data)

	As of and For the Three Months Ended (1)
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

Shares Outstanding:
Common shares outstanding (at end of period) (2)	111,503	93,993	93,992	93,982	93,951
Weighted average common shares outstanding - basic and diluted (3)	95,344	93,992	93,984	93,954	93,942

Common Share Data:
Price at end of period	$11.89	$12.00	$14.87	$20.52	$24.46
High during period	$15.35	$15.11	$19.54	$24.80	$34.03
Low during period	$9.31	$9.09	$7.20	$18.87	$24.46
Annualized dividends declared per share (4)	N/A	N/A	$3.08	$3.08	$3.08
Annualized dividend yield (at end of period) (4)	N/A	N/A	20.7%	15.0%	12.6%

Book Capitalization:
Total debt	$2,391,731	$2,675,783	$2,639,060	$2,647,758	$2,639,488
Plus: total shareholders’ equity	2,845,651	2,608,921	2,628,427	2,656,247	2,697,927
Total book capitalization	$5,237,382	$5,284,704	$5,267,487	$5,304,005	$5,337,415
Total debt / total book capitalization	45.7%	50.6%	50.1%	49.9%	49.5%

Selected Balance Sheet Data:
Total assets	$5,517,656	$5,554,934	$5,572,737	$5,592,302	$5,638,988
Total liabilities	$2,672,005	$2,946,013	$2,944,310	$2,936,054	$2,941,061
Real estate, at cost	$6,430,423	$6,426,100	$6,407,884	$6,366,284	$6,351,168
Total debt / real estate, at cost	37.2%	41.6%	41.2%	41.6%	41.6%

Market Capitalization:
Total debt (book value)	$2,391,731	$2,675,783	$2,639,060	$2,647,758	$2,639,488
Plus: market value of preferred shares (at end of period)	$263,608	197,897	219,718	206,965	293,808
Plus: market value of common shares (at end of period)	$1,325,771	1,127,916	1,397,661	1,928,511	2,298,041
Total market capitalization	$3,981,110	$4,001,596	$4,256,439	$4,783,234	$5,231,337
Total debt / total market capitalization	60.1%	66.9%	62.0%	55.4%	50.5%

Selected Income Statement Data:
Total revenues	$267,082	$254,343	$282,137	$312,583	$338,775
EBITDA (5)(8)	$134,482	$133,965	$132,768	$144,200	$141,963
Net income (loss) available for common shareholders (6)(7)(8)(9)	$43,550	$53,613	$44,990	$30,481	$(26,944)
Funds from operations (FFO) available for common shareholders (7)(8)(10)	$91,610	$89,581	$85,766	$97,324	$95,096
Common distributions declared (4)	N/A	N/A	$72,374	$72,366	$72,342

Per Share Data:
Net income (loss) available for common shareholders (6)(7)(8)(9)	$0.46	$0.57	$0.48	$0.32	$(0.29)
FFO available for common shareholders (7)(8)(10)	$0.96	$0.95	$0.91	$1.04	$1.01
Common distributions declared (4)	N/A	N/A	$0.77	$0.77	$0.77
FFO payout ratio	N/A	N/A	84.6%	74.0%	76.2%

Coverage Ratios:
EBITDA (5) / interest expense	3.8x	3.7x	3.4x	3.7x	3.6x
EBITDA (5) / interest expense and preferred distributions	3.2x	3.0x	2.9x	3.1x	3.1x

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of this standard resulted in non-cash interest expense for the three months ended June 30, 2009 and 2008 of $2,030, or $.02 per share, and $2,395, or $.03 per share, respectively. The unamortized note discount was $19,119 and $29,228 at June 30, 2009 and December 31, 2008, respectively, and the equity component was $43,622 and $43,770 at June 30, 2009 and December 31, 2008, respectively.

(2)	On July 1, 2009, underwriters exercised their option to purchase an additional 2.6 million common shares from us to cover overallottments from our June 2009 common share offering.
(3)	We had no outstanding dilutive common share equivalents during the periods presented.
(4)

On April 8, 2009, we announced that as a result of current conditions in the capital markets, we had suspended our regular quarterly common dividend. During the fourth quarter of 2009, we expect to re-evaluate capital market conditions and our own earnings in order to determine what amount of common share dividends will be paid in 2009. At that time we will also determine if our common dividend will be paid in cash or a combination of cash and common shares. We expect that our dividends to common shareholders in 2009 will be at least equal to the minimum amounts required in order for us to remain a real estate investment trust for federal tax purposes.

(5)	See page 16 for our calculation of EBITDA.
(6)

Includes for the quarter ended June 30, 2008, a $53,225, or a $0.57 per share, non-cash loss on impairment related to the writedown of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

Includes for each of the quarters ended September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, a $15,000, or $0.16 per share, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(8)	Includes for the quarter ended June 30, 2008, $19,613, or a $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.
(9)

Includes for the quarter ended June 30, 2009 a $13,333, or a $0.14 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes and various issues of our senior notes. Includes for the quarter ended March 31, 2009 a $26,555, or a $0.28 per share, gain on extinguishment of debt relating to the repurchase of our 3.8% convertible senior notes.

(10)	See page 17 for our calculation of FFO.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

CONSOLIDATED BALANCE SHEET

(dollars in thousands, except share data)

	As of June 30, 2009	As of December 31, 2008

ASSETS

Real estate properties, at cost:
Land	$1,392,572	$1,392,614
Buildings, improvements and equipment	5,037,851	5,015,270
	6,430,423	6,407,884
Accumulated depreciation	(1,150,743)	(1,060,203)
	5,279,680	5,347,681
Cash and cash equivalents	7,414	22,450
Restricted cash (FF&E reserve escrow)	23,626	32,026
Other assets, net	206,936	170,580
	$5,517,656	$5,572,737

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$330,000	$396,000
Senior notes, net of discounts	1,637,163	1,693,730
Convertible senior notes, net of discount (1)	421,051	545,772
Mortgage payable	3,517	3,558
Security deposits	165,559	169,406
Accounts payable and other liabilities	107,060	128,078
Due to affiliates	2,901	3,012
Dividends payable	4,754	4,754
Total liabilities	2,672,005	2,944,310

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 111,502,635 and 93,991,635 shares issued and outstanding, respectively	1,115	940
Additional paid-in capital (1)	3,286,040	3,093,827
Accumulated other comprehensive loss	(464)	(511)
Cumulative net income	1,939,924	1,827,821
Cumulative preferred distributions	(138,581)	(123,641)
Cumulative common distributions	(2,632,522)	(2,560,148)
Total shareholders’ equity	2,845,651	2,628,427
	$5,517,656	$5,572,737

(1)                                  All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1.  The unamortized note discount was $19,119 and $29,228 at June 30, 2009 and December 31, 2008, respectively, and the equity component was $43,622 and $43,770 at June 30, 2009 and December 31, 2008, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	6/30/2009	6/30/2008	6/30/2009	6/30/2008

Revenues:
Hotel operating revenues (1)	$187,211	$244,566	$362,912	$467,006
Minimum rent (1)(2)	74,935	87,561	148,726	177,517
FF&E reserve income (3)	4,914	6,342	9,717	12,525
Interest income	22	306	70	906
Total revenues	267,082	338,775	521,425	657,954

Expenses:
Hotel operating expenses (1)	122,799	177,471	234,253	333,847
Interest (including amortization of deferred financing costs and debt discounts of $2,949, $3,404, $6,306 and $6,800, respectively) (4)	35,026	38,923	71,567	78,849
Depreciation and amortization	61,085	59,577	122,933	117,828
General and administrative	10,109	9,595	19,708	21,039
Reserve for straight line rent receivable (5)	-	19,613	-	19,613
Loss on asset impairment (6)	-	53,225	-	53,225
Total expenses	229,019	358,404	448,461	624,401

Income (loss) before gain on extinguishment of debt, gain on sale of real estate and income taxes	38,063	(19,629)	72,964	33,553
Gain on extinguishment of debt (7)	13,333	-	39,888	-
Gain on sale of real estate (8)	-	629	-	1,274
Income (loss) before income taxes	51,396	(19,000)	112,852	34,827
Income tax expense	(376)	(474)	(749)	(902)

Net income (loss)	51,020	(19,474)	112,103	33,925

Preferred distributions	(7,470)	(7,470)	(14,940)	(14,940)
Net income (loss) available for common shareholders	$43,550	$(26,944)	$97,163	$18,985

Weighted average common shares outstanding	95,344	93,942	94,672	93,918

Basic and diluted net income (loss) per common share:
Net income (loss) available for common shareholders	$0.46	$(0.29)	$1.03	$0.20

See notes to consolidated statement of income on page 14.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

NOTES TO CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share data)

(1)

At June 30, 2009, each of our 289 hotels are included in one of eleven operating agreements of hotels of which 197 are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers. Certain of our managed hotel portfolios had net operating results that were in the aggregate $9,907 and $30,298 less than the minimum returns due to us in the three and six months ended June 30, 2009, respectively. We reflect these amounts in our consolidated statement of income as a reduction to hotel operating expense when the minimum returns were funded by the manager of these hotels under the terms of our operating agreements, or in the case of our Marriott no. 3 agreement, applied from the security deposit we hold. All of our managed hotels generated net operating results in excess of the minimum returns due us in the 2008 periods.

(2)

During the three and six months ended June 30, 2009, TA elected to defer $15,000, or $0.16 per share, and $30,000, or $0.32 per share, of rent under the previously announced rent deferral agreement. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)

Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E reserve escrows. We own all the FF&E escrows for our hotels. We report deposits by our third party tenants into the escrow accounts as FF&E reserve income. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(4)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of this standard resulted in non-cash interest expense for the three months ended June 30, 2009 and 2008 of $2,030, or $0.02 per share, and $2,395, or $0.03 per share, respectively. Non-cash interest for the six months ended June 30, 2009 and 2008 totaled $4,411, or $0.05 per share, and $4,752, or $0.05 per share, respectively.

(5)	During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.
(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

During the three months ended June 30, 2009, we recorded a $13,333, or $0.14 per share, gain on the extinguishment of debt relating to the repurchase of $70,671 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $56,292, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $1,045. For the six months ended June 30, 2009, we recorded a $39,888, or $0.42 per share, gain on the extinguishment of debt relating to the repurchase of $192,001 face amount of our 3.8% convertible senior notes and various issues of its senior notes for an aggregate purchase price of $143,809, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $8,303.

(8)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

CONSOLIDATED STATEMENT OF CASH FLOWS (1)

(in thousands)

	For the Six Months Ended
	6/30/2009	6/30/2008

Cash flows from operating activities:
Net income	$112,103	$33,925
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	122,933	117,828
Amortization of deferred financing costs and debt discounts as interest	6,306	6,800
Straight line rental income	-	(3,786)
Reserve for straight line rent receivable	-	19,613
Other non-cash (income) expense, net	(4,941)	564
FF&E reserve income and deposits	(25,183)	(33,328)
Loss on asset impairment	-	53,225
Gain on extinguishment of debt	(39,888)	-
Gain on sale of real estate, net	-	(1,274)
Change in assets and liabilities:
Increase in other assets	(1,208)	(2,382)
Decrease in accounts payable and other	(13,480)	(7,077)
(Decrease) increase in due to affiliate	(111)	81
Cash provided by operating activities	156,531	184,189

Cash flows from investing activities:
Real estate acquisitions	(5,393)	(113,926)
FF&E reserve fundings	(56,375)	(27,291)
Net proceeds from sale of real estate	-	13,684
Investment in affiliated insurance company	(5,074)	-
Cash used in investing activities	(66,842)	(127,533)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	192,398	-
Repurchase of convertible senior notes	(98,570)	-
Repurchase of senior notes	(45,239)	-
Repayment of senior notes	-	(150,000)
Draws on revolving credit facility	242,000	430,000
Repayments of revolving credit facility	(308,000)	(187,000)
Deferred financing costs incurred	-	(30)
Distributions to preferred shareholders	(14,940)	(14,940)
Distributions to common shareholders	(72,374)	(144,595)
Cash used in financing activities	(104,725)	(66,565)

Decrease in cash and cash equivalents	(15,036)	(9,909)
Cash and cash equivalents at beginning of period	22,450	23,401
Cash and cash equivalents at end of period	$7,414	$13,492

Supplemental cash flow information:
Cash paid for interest	$68,042	$70,854
Cash paid for income taxes	1,770	1,728

Non cash investing activities:
Property managers’ deposits in FF&E reserve	$24,766	$35,742
Property managers’ purchases with FF&E reserve	(46,498)	(54,164)

Non cash financing activities:
Issuance of common shares	$138	$1,886

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of this standard resulted in non-cash interest expense for the six months ended June 30, 2009 and 2008 of $4,411, or $0.05 per share, and $4,752, or $0.05 per share, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

CALCULATION OF EBITDA

(in thousands)

		For the Three Months Ended		For the Six Months Ended
		6/30/2009	6/30/2008	6/30/2009	6/30/2008

Net income (loss) (1)(2)(3)		$51,020	$(19,474)	$112,103	$33,925
Plus:	Interest expense	35,026	38,923	71,567	78,849
	Depreciation and amortization	61,085	59,577	122,933	117,828
	Deferred percentage rent (4)	308	1,550	983	3,102
	Deferred additional returns (5)	-	8,317	-	11,777
	Income taxes	376	474	749	902
	Loss on asset impairment (6)	-	53,225	-	53,225
Less:	Gain on extinguishment of debt (7)	(13,333)	-	(39,888)	-
	Gain on sale of real estate (8)	-	(629)	-	(1,274)
EBITDA		$134,482	$141,963	$268,447	$298,334

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of this standard resulted in non-cash interest expense for the three months ended June 30, 2009 and 2008 of $2,030, or $0.02 per share, and $2,395, or $0.03 per share, respectively. Non-cash interest for the six months ended June 30, 2009 and 2008 totaled $4,411, or $0.05 per share, and $4,752, or $0.05 per share, respectively.

(2)

Net income for the three and six months ended June 30, 2009 is reduced by a $15,000 and $30,000, respectively, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)	Net income for the three and six months ended June 30, 2008 includes a non-cash reserve of $19,613 for the straight line rent receivable relating to our TA No. 1 lease.
(4)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(5)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of EBITDA for each quarter of the year. The fourth quarter EBITDA calculation excludes the amounts recognized during the first three quarters.

(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

During the three months ended June 30, 2009, we recorded a $13,333, or $0.14 per share, gain on the extinguishment of debt relating to the repurchase of $70,671 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $56,292, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $1,045. For the six months ended June 30, 2009, we recorded a $39,888, or $0.42 per share, gain on the extinguishment of debt relating to the repurchase of $192,001 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $143,809, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $8,303.

(8)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

We compute EBITDA, or earnings before interest, taxes, depreciation and amortization, as net income plus interest expense, depreciation and amortization expense, income tax expense, deferred percentage rent, deferred additional returns and loss on asset impairment less gain on extinguishment of debt and gain on sale of real estate.  Other companies may calculate EBITDA differently than we do.  We consider EBITDA to be an appropriate measure of our performance, along with net income and cash flow from operating, investing and financing activities. We believe EBITDA provides useful information to investors because by excluding the effects of certain historical costs, such as interest and depreciation and amortization expense, EBITDA can facilitate a comparison of our current operating performance with our past operating performances and of operating performances among REITs. EBITDA does not represent cash generated by operating activities in accordance with  generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Hospitality Properties Trust
Supplemental Operating and Financial Data
June 30, 2009

CALCULATION OF FUNDS FROM OPERATIONS (FFO)
(in thousands, except per share data)

		For the Three Months Ended		For the Six Months Ended
		6/30/2009	6/30/2008	6/30/2009	6/30/2008
Net income (loss) available for common shareholders (1)(2)(3)		$43,550	$(26,944)	$97,163	$18,985
Plus:	Depreciation and amortization	61,085	59,577	122,933	117,828
	Deferred percentage rent (4)	308	1,550	983	3,102
	Deferred additional returns (5)	-	8,317		11,777
	Loss on asset impairment (6)	-	53,225	-	53,225
Less:	Gain on extinguishment of debt (7)	(13,333)	-	(39,888)	-
	Gain on sale of real estate (8)	-	(629)	-	(1,274)
FFO available for common shareholders		$91,610	$95,096	$181,191	$203,643

Weighted average shares outstanding		95,344	93,942	94,672	93,918

Net income (loss) available for common shareholders per share		$0.46	$(0.29)	$1.03	$0.20
FFO available for common shareholders per share		$0.96	$1.01	$1.91	$2.17

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of this standard resulted in non-cash interest expense for the three months ended June 30, 2009 and 2008 of $2,030, or $0.02 per share, and $2,395, or $0.03 per share, respectively. Non-cash interest for the six months ended June 30, 2009 and 2008 totaled $4,411, or $0.05 per share, and $4,752, or $0.05 per share, respectively.

(2)

Net income for the three and six months ended June 30, 2009 is reduced by a $15,000 and $30,000, respectively, rent deferral by TA. We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)	Net income for the six months ended June 30, 2008 includes a non-cash reserve of $19,613 for the straight line rent receivable relating to our TA No. 1 lease.
(4)

In calculating net income, we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(5)

Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, is generally determined based upon annual calculations. We recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these estimated amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(6)

During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(7)

During the three months ended June 30, 2009, we recorded a $13,333, or $0.14 per share, gain on the extinguishment of debt relating to the repurchase of $70,671 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $56,292, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $1,045. For the six months ended June 30, 2009, we recorded a $39,888, or $0.42 per share, gain on the extinguishment of debt relating to the repurchase of $192,001 face amount of our 3.8% convertible senior notes and various issues of our senior notes for an aggregate purchase price of $143,809, excluding accrued interest. The gain on extinguishment of debt is net of unamortized issuance costs and discounts of approximately $8,303.

(8)

During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645. During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent (see Note 3) and deferred additional returns (see Note 4) and  exclude loss on asset impairment (see note 6) and gain on extinguishment of debt (see Note 5).  We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, FFO can facilitate a comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

Hospitality Properties Trust
Supplemental Operating and Financial Data
June 30, 2009

SEGMENT INFORMATION (1)
(in thousands)

	For the Three Months Ended June 30, 2009
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$187,211	$-	$-	$187,211
Minimum rent	32,385	42,550	-	74,935
FF&E reserve income	4,914	-	-	4,914
Interest income	-	-	22	22
Total revenues	224,510	42,550	22	267,082
Hotel operating expenses	(122,799)	-	-	(122,799)
Operating income	101,711	42,550	22	144,283

Interest expense	-	-	35,026	35,026
Depreciation and amortization expense	40,532	20,553	-	61,085
General and administrative expense	-	-	10,109	10,109
Total expenses	40,532	20,553	45,135	106,220

Income (loss) before gain on extinguishment of debt and income taxes	61,179	21,997	(45,113)	38,063
Gain on extinguishment of debt	-	-	13,333	13,333
Income (loss) before income taxes	61,179	21,997	(31,780)	51,396
Income tax expense	-	-	(376)	(376)

Net income (loss)	$61,179	$21,997	$(32,156)	$51,020

	For the Six Months Ended June 30, 2009
	Hotels	Travel Centers	Corporate	Consolidated
Hotel operating revenues	$362,912	$-	$-	$362,912
Minimum rent	63,977	84,749	-	148,726
FF&E reserve income	9,717	-	-	9,717
Interest income	-	-	70	70
Total revenues	436,606	84,749	70	521,425
Hotel operating expenses	(234,253)	-	-	(234,253)
Operating income	202,353	84,749	70	287,172

Interest expense	-	-	71,567	71,567
Depreciation and amortization expense	80,940	41,993	-	122,933
General and administrative expense	-	-	19,708	19,708
Total expenses	80,940	41,993	91,275	214,208

Income (loss) before gain on extinguishment of debt and income taxes	121,413	42,756	(91,205)	72,964
Gain on extinguishment of debt	-	-	39,888	39,888
Income (loss) before income taxes	121,413	42,756	(51,317)	112,852
Income tax expense	-	-	(749)	(749)

Income (loss) from continuing operations	$121,413	$42,756	$(52,066)	$112,103

Total assets	$3,177,206	$2,312,844	$27,606	$5,517,656

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. The implementation of this standard resulted in non-cash interest expense for the three and six months ended June 30, 2009 of $2,030, or $0.02 per share, and $4,411, or $0.05 per share, respectively.

Hospitality Properties Trust
Supplemental Operating and Financial Data
June 30, 2009

SEGMENT INFORMATION (1)
(in thousands)

	For the Three Months Ended June 30, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$244,566	$-	$-	$244,566
Minimum rent	31,110	56,451	-	87,561
FF&E reserve income	6,342	-	-	6,342
Interest income	-	-	306	306
Total revenues	282,018	56,451	306	338,775
Hotel operating expenses	(177,471)	-	-	(177,471)
Operating income	104,547	56,451	306	161,304

Interest expense	-	-	38,923	38,923
Depreciation and amortization expense	38,657	20,920	-	59,577
General and administrative expense	-	-	9,595	9,595
Reserve for straight line rent receivable	-	19,613	-	19,613
Loss on asset impairment	-	53,225	-	53,225
Total expenses	38,657	93,758	48,518	180,933

Income (loss) before gain on sale of real estate and income taxes	65,890	(37,307)	(48,212)	(19,629)
Gain on sale of real estate	629	-	-	629
Income (loss) before income taxes	66,519	(37,307)	(48,212)	(19,000)
Income tax expense	-	-	(474)	(474)

Net income (loss)	$66,519	$(37,307)	$(48,686)	$(19,474)

	For the Six Months Ended June 30, 2008
	Hotels	Travel Centers	Corporate	Consolidated

Hotel operating revenues	$467,006	$-	$-	$467,006
Minimum rent	62,000	115,517	-	177,517
FF&E reserve income	12,525	-	-	12,525
Interest income	-	-	906	906
Total revenues	541,531	115,517	906	657,954
Hotel operating expenses	(333,847)	-	-	(333,847)
Operating income	207,684	115,517	906	324,107

Interest expense	-	-	78,849	78,849
Depreciation and amortization expense	77,084	40,744	-	117,828
General and administrative expense	-	-	21,039	21,039
Reserve for straight line rent receivable	-	19,613	-	19,613
Loss on asset impairment	-	53,225	-	53,225
Total expenses	77,084	113,582	99,888	290,554

Income (loss) before gain on sale of real estate and income taxes	130,600	1,935	(98,982)	33,553
Gain on sale of real estate	1,274	-	-	1,274
Income (loss) before income taxes	131,874	1,935	(98,982)	34,827
Income tax expense	-	-	(902)	(902)

Net income (loss)	$131,874	$1,935	$(99,884)	$33,925

Total assets	$3,220,782	$2,382,626	$35,580	$5,638,988

(1)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1.  The implementation of this standard resulted in non-cash interest expense for the three and six months ended June 30, 2008 of $2,395, or $0.03 per share, and $4,752, or $0.05 per share, respectively.

Hospitality Properties Trust
Supplemental Operating and Financial Data
June 30, 2009

DEBT SUMMARY
(dollars in thousands)

	Interest	Principal		Maturity		Years to
	Rate	Balance		Date		Maturity

Secured Fixed Rate Debt:

Mortgage - secured by one hotel in Overland Park, KS	8.300%	$3,517		07/01/11		2.0

Unsecured Debt:

Unsecured Floating Rate Debt:
Revolving credit facility (LIBOR + 55 bps) (1)	0.870%	$330,000		10/24/10		1.3

Unsecured Fixed Rate Debt:
Senior notes due 2010	9.125%	$50,000		07/15/10		1.0
Senior notes due 2012	6.850%	100,829	(2)	07/15/12		3.0
Senior notes due 2013	6.750%	287,000	(3)	02/15/13		3.6
Senior notes due 2015	5.125%	280,000	(4)	02/15/15		5.6
Senior notes due 2016	6.300%	275,000		06/15/16		7.0
Senior notes due 2017	5.625%	300,000		03/15/17		7.7
Senior notes due 2018	6.700%	350,000		01/15/18		8.6
Convertible senior notes due 2027	3.800%	440,170	(5)	03/15/27	(6)	17.7
Total / weighted average unsecured fixed rate debt	5.740%	$2,082,999				8.6

Weighted average secured fixed rate debt / total	8.300%	$3,517				2.0
Weighted average unsecured floating rate debt / total	0.870%	330,000				1.3
Weighted average unsecured fixed rate debt / total	5.740%	2,082,999				8.6
Weighted average debt / total	5.079%	$2,416,516				7.6

(1)

Represents amounts outstanding on our $750 million revolving credit facility at June 30, 2009. Subject to certain conditions, at our option, this facility’s maturity date can be extended to October 24, 2011 upon our payment of a fee. Interest rate is as of June 30, 2009.

(2)

During the second quarter of 2009, we repurchased $24.2 million of our 6.85% senior notes at a total cost of $20.6 million, excluding accrued interest, using borrowings under our revolving credit facility.

(3)

During the second quarter of 2009, we repurchased $13.0 million of our 6.75% senior notes at a total cost of $10.4 million, excluding accrued interest, using borrowings under our revolving credit facility.

(4)

During the second quarter of 2009, we repurchased $20.0 million of our 5.125% senior notes at a total cost of $14.2 million, excluding accrued interest, using borrowings under our revolving credit facility.

(5)

During the six months ended June 30, 2009, we repurchased $134.8 million of our 3.8% convertible senior notes at a total cost of $98.6 million, excluding accrued interest, using borrowings under our revolving credit facility. In July 2009, we repurchased $175.4 million of our 3.8% convertible senior notes at a total cost of approximately $159.5 million, excluding accrued interest, using borrowings under our revolving credit facility.

(6)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

DEBT MATURITY SCHEDULE

(dollars in thousands)

	Scheduled Principal Payments During Period

	Secured	Unsecured		Unsecured
	Fixed Rate	Floating		Fixed
Year	Debt	Rate Debt		Rate Debt		Total
2009	$43	$—		$—		$43
2010	91	330,000	(1)	50,000		380,091
2011	3,383	—		—		3,383
2012	—	—		100,829	(2)	100,829
2013	—	—		287,000	(3)	287,000
2014	—	—		—		—
2015	—	—		280,000	(4)	280,000
2016	—	—		275,000		275,000
2017	—	—		300,000		300,000
2018	—	—		350,000		350,000
2027	—	—		440,170	(5) (6)	440,170
	$3,517	$330,000		$2,082,999		$2,416,516

(1)

Represents amounts outstanding on our $750 million revolving credit facility at June 30, 2009. Subject to certain conditions, at our option, this facility’s maturity date can be extended to October 24, 2011 upon our payment of a fee.

(2)

During the second quarter of 2009, we repurchased $24.2 million of our 6.85% senior notes at a total cost of $20.6 million, excluding accrued interest, using borrowings under our revolving credit facility.

(3)

During the second quarter of 2009, we repurchased $13.0 million of our 6.75% senior notes at a total cost of $10.4 million, excluding accrued interest, using borrowings under our revolving credit facility.

(4)

During the second quarter of 2009, we repurchased $20.0 million of our 5.125% senior notes at a total cost of $14.2 million, excluding accrued interest, using borrowings under our revolving credit facility.

(5)

During the six months ended June 30, 2009, we repurchased $134.8 million of our 3.8% convertible senior notes at a total cost of $98.6 million, excluding accrued interest, using borrowings under our revolving credit facility. In July 2009, we repurchased $175.4 million of our 3.8% convertible senior notes at a total cost of approximately $159.5 million, excluding accrued interest, using borrowings under our revolving credit facility.

(6)

The convertible senior notes are convertible if certain conditions are met (including certain changes in control) into cash equal to the principal amount of the notes and, to the extent the market price of our common shares exceeds the initial exchange price of $50.50 per share, subject to adjustment, either cash or our common shares at our option with a value based on such excess amount. Holders of our convertible senior notes may require us to repurchase all or a portion of the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control events prior to March 20, 2012.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended
	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Leverage Ratios:

Total debt / total assets	43.3%	48.2%	47.4%	47.3%	46.8%
Total debt / real estate assets, at cost	37.2%	41.6%	41.2%	41.6%	41.6%
Total debt / total book capitalization	45.7%	50.6%	50.1%	49.9%	49.5%
Total debt / total market capitalization	60.1%	66.9%	62.0%	55.4%	50.5%
Secured debt / total assets	0.1%	0.1%	0.1%	0.1%	0.1%
Variable rate debt / total debt	13.8%	20.4%	15.0%	15.4%	15.2%

Coverage Ratios:

EBITDA (1) / interest expense (2)	3.8x	3.7x	3.4x	3.7x	3.6x
EBITDA (1) / interest expense and preferred distributions (2)	3.2x	3.0x	2.9x	3.1x	3.1x

Public Debt Covenants: (3)

Total debt / adjusted total assets - allowable maximum 60.0%	37.0%	41.4%	41.2%	41.7%	41.7%
Secured debt / adjusted total assets - allowable maximum 40.0%	0.1%	0.1%	0.1%	0.1%	0.1%
Consolidated income available for debt service / debt service - required minimum 1.50x	3.76x	3.63x	3.93x	3.41x	3.23x
Total unencumbered assets to unsecured debt - required minimum 150% / 200%	270.1%	241.4%	242.8%	240.2%	240.2%

(1)	See page 16 for our calculation of EBITDA.

(2)

All periods presented reflect the retroactive application of FASB Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”, or FSP 14-1. Interest expense includes additional non-cash interest of $2,030, $2,381, $2,473, $2,434, and $2,395 for the three months ending June 30, 2009, March 31, 2009, December 31, September 30 and June 30, 2008, respectively, resulting from the adoption of this standard.

(3)

Adjusted total assets and unencumbered assets include original cost of real estate assets and acquisition costs less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, gains and losses on sales of property and amortization of deferred charges. Debt service excludes non-cash interest expense resulting from the adoption of FSP 14-1.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

FF&E RESERVE ESCROWS (1)

(dollars in thousands)

	As of and For the Three Months Ended
HPT Owned:	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008

FF&E reserves (beginning of period)	$ 25,014	$ 32,026	$ 37,485	$ 37,003	$ 45,469
Manager deposits	13,091	11,675	17,286	18,732	16,246
HPT fundings (2):
Carlson	-	-	-	-	125
Marriott	1,464	5,022	4,881	829	5,431
Hyatt	2,000	-	-	1,000	1,500
InterContinental	-	4,846	-	-	-
Hotel improvements	(17,943)	(28,555)	(27,626)	(20,079)	(31,768)
FF&E reserves (end of period)	$ 23,626	$ 25,014	$ 32,026	$ 37,485	$ 37,003

(1)

Generally, each of our hotel operating agreements require the deposit of a percentage of gross hotel revenues into escrows to fund periodic hotel renovations, or FF&E reserves. For recently built or renovated hotels, this requirement may be deferred for a period. We own all the FF&E reserve escrows for our hotels.

(2)

Represents FF&E reserve deposits not funded by hotel operations, but separately funded by us. The operating agreements for our hotels generally provide that, if necessary, we will provide FF&E funding in excess of escrowed reserves. To the extent we make such fundings, our annual minimum returns or rent generally increases by a percentage of the amounts we fund.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

2009 ACQUISITIONS AND DISPOSITIONS INFORMATION

(dollars in thousands)

2009 ACQUISITIONS (through 6/30/2009):

				Number			Purchase
Date				of Rooms	Operating	Purchase	Price per
Acquired	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no acquisitions during the six months ended June 30, 2009.

2009 DISPOSITIONS (through 6/30/09):

				Number			Sales
Date				of Rooms	Operating	Sales	Price per
Disposed	Properties	Brand	Location	/ Suites	Agreement	Price	Room / Suite

There were no dispositions during the six months ended June 30, 2009.

OPERATING AGREEMENTS

AND PORTFOLIO INFORMATION

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	Marriott (no. 1)	Marriott (no. 2)	Marriott (no. 3)	Marriott (no. 4)	Marriott (no. 5)	InterContinental (no. 1)	InterContinental (no. 2)

Number of Properties	53	18	34	19	1	31	76

Number of Rooms / Suites	7,610	2,178	5,020	2,756	356	3,844	9,220

Property Brands	Courtyard by Marriott®	Residence Inn by Marriott®	Marriott® / Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Residence Inn by Marriott® / Courtyard by Marriott® / TownePlace Suites by Marriott® / SpringHill Suites by Marriott®	Marriott®	Staybridge Suites®	Candlewood Suites®

Number of States	24	14	14	14	1	16	29

Manager	Subsidiary of Marriott International	Subsidiary of Marriott International	Subsidiaries of Marriott International	Subsidiaries of Marriott International	Subsidiary of Marriott International	Subsidiary of InterContinental	Subsidiary of InterContinental

Tenant	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Subsidiary of Host Hotels & Resorts Subleased to Subsidiary of Barcelo Crestline	Our TRS	Subsidiary of Barcelo Crestline	Subsidiary of Marriott International	Our TRS	Our TRS

Investment at June 30, 2009 (1)	$591,067	$212,393	$427,544	$274,222	$90,078	$436,708	$589,405

End of Current Term	2012	2010	2019	2015	2019	2031	2028

Renewal Options (2)	3 for 12 years each	(3)	2 for 15 years each	2 for 10 years each	4 for 15 years each	2 for 12.5 years each	2 for 15 years each

Annual Minimum Return / Minimum Rent	$58,969	$21,221	$44,200	$28,508	$9,350	$37,882	$50,000

Additional Return (4)	--	--	$711	--	--	--	$10,000

Percentage Return / Rent (5)	5% of revenues above 1994/95 revenues	7.5% of revenues above 1996 revenues	7% of revenues above 2000/01 revenues	7% of revenues above 1999/2000 revenues	CPI based calculation	7.5% of revenues above 2004/06/08 revenues	7.5% of revenues above 2006/07 revenues

Security Deposit	$50,540	$17,220	$34,464 (6)	26,402 (7)	--	$36,872 (8)	--

Other Security Features	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement	HPT controlled lockbox with minimum balance maintenance requirement; subtenant and subtenant parent minimum net worth requirement		Tenant minimum net worth requirement	Marriott guarantee; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement

(1)	Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately.
(2)	Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.
(3)

On November 13, 2008, we were notified by the tenant that it will not exercise its renewal option at the end of the current lease term.  Upon expiration of the agreement, we expect to lease these hotels to one of our TRSs and the hotel brands and management agreement with Marriott are currently not expected to change.

(4)

These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees.  These amounts are generally not guaranteed or secured by deposits.

(5)	Each management contract or lease provides for payment to us of a percentage of increases in total property sales over a base year level as additional return or rent.
(6)

The original amount of this security deposit was $36,204.  As of June 30, 2009, we have applied $1,740 of the security deposit to cover deficiencies in the minimum rent paid by Marriott for this agreement.  An additional $1,269 was applied in July 2009 to cover additional deficiencies in the minimum rent.  As of August 5, 2009, the balance of this security deposit is $33,194

(7)

The original amount of this security deposit was $28,508.  As of June 30, 2009, we have applied $2,107 of the security deposit to cover deficiencies in the minimum rent paid by Crestline for this agreement.  An additional $2,225 was applied in July 2009 to cover additional deficiencies in the minimum rent and late charges.  As of August 5, 2009, the balance of this security deposit is $24,176

(8)	In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

SUMMARY OF OPERATING AGREEMENTS

(dollars in thousands)

Operating Agreement	InterContinental (no. 3)	InterContinental (no. 4)	Hyatt	Carlson	TA (no. 1)	TA (no. 2)	Total / Range / Average (all investments)

Number of Properties	14	10	22	11	145	40	474

Number of Rooms / Suites	4,139	2,937	2,725	2,096	(1)	--	42,881 (1)

Property Brands	InterContinental® / Crowne Plaza® / Holiday Inn® / Staybridge Suites®	Crowne Plaza® / Staybridge Suites®	Hyatt PlaceTM / AmeriSuites®	Radisson Hotels & Resorts® / Park Plaza® Hotels & Resorts / Country Inn & Suites by CarlsonSM	TravelCenters of America®	Petro Stopping Centers®	17 Brands

Number of States	7 plus Ontario and Puerto Rico	5	14	7	39	25	44 plus Ontario and Puerto Rico

Manager	Subsidiaries of InterContinental	Subsidiaries of InterContinental	Subsidiary of Hyatt	Subsidiary of Carlson	TA	TA	5 Managers

Tenant	Our TRS and a subsidiary of InterContinental	Our TRS	Our TRS	Our TRS	Subsidiary of TA	Subsidiary of TA	5 Tenants

Investment at June 30, 2009 (2)	$512,373	$245,186	$301,342	$202,251	$1,837,123	$705,506	6,425,198

End of Current Term	2029	2030	2030	2030	2022	2024	2010-2031

Renewal Options (3)	2 for 15 years each	2 for 15 years each	2 for 15 years each	2 for 15 years each	N/A	2 for 15 years each

Annual Minimum Return / Minimum Rent	$44,258	$21,542	$21,977	$12,920	$164,009 (4)(5)	$66,177 (4)	$581,013

Additional Return (6)	$3,458	$1,750	50% of cash flow in excess of minimum return (7)	50% of cash flow in excess of minimum return (7)	--	--	$15,919

Percentage Return / Rent (8)	7.5% of revenues above 2006/07 revenues	7.5% of revenues above 2007 revenues	--	--	3% of non-fuel revenues and 0.3% of fuel revenues above 2011 revenues	3% of non-fuel revenues and 0.3% of fuel revenues above 2012 revenues

Security Deposit	$36,872 (9)	$36,872 (9)	--	--	--	--	$165,498

Other Security Features	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by InterContinental; parent minimum net worth requirement	Limited guarantee provided by Hyatt; parent minimum net worth requirement	Limited guarantee provided by Carlson; parent minimum net worth requirement	TA guarantee	TA guarantee

(1)              18  of our TA properties include hotels.  The rooms associated with these hotels have been excluded from total hotel rooms.

(2)              Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts funded by us separately .

(3)              Renewal options may be exercised by the manager or tenant for all, but not less than all, of the properties within each combination.

(4)              Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010.  For the three and six months ended June 30, 2009, TA deferred $15 and $30 million in rents, respectively.  TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(5)              The amount of minimum rent payable to us by TA is scheduled to increase  to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively.

(6)              These management agreements provide for annual additional return payments in the amount listed, to the extent of available cash flow after payment of operating costs, funding of the FF&E reserve, payment of our minimum return and payment of certain management fees.  These amounts are not guaranteed or secured by deposits.

(7)              These management agreements provide for payment to us of 50% of available cash flow after payment of operating costs, funding the FF&E reserve, payment of our minimum return and reimbursement to the managers of working capital and guaranty advances, if any.

(8)              Each management contract or lease provides for payment to us of a percentage of increases in total property sales over a base year level as additional return or rent.

(9)              In addition to the limited guarantee, a single $36,872 deposit secures InterContinental’s obligations under the InterContinental  No. 1, No. 3 and No. 4 portfolios.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

PORTFOLIO BY OPERATING AGREEMENT, MANAGER AND BRAND

(dollars in thousands)

		Percent of		Percent of				Annual	Percent of
	Number of	Number of	Number of	Number of		Percent of	Investment per	Minimum	Minimum
	Properties	Properties	Rooms / Suites (1)	Rooms / Suites (1)	Investment (2)	Investment	Room / Suite	Return / Rent	Return / Rent
By Operating Agreement:
InterContinental (no. 1)	31	7%	3,844	9%	$436,708	7%	$114	$37,882	7%
InterContinental (no. 2)	76	16%	9,220	21%	589,405	9%	64	50,000	9%
InterContinental (no. 3)	14	3%	4,139	10%	512,373	8%	124	44,258	8%
InterContinental (no. 4)	10	2%	2,937	7%	245,186	4%	83	21,542	3%
Marriott (no. 1)	53	11%	7,610	18%	591,067	9%	78	58,969	9%
Marriott (no. 2)	18	4%	2,178	5%	212,393	3%	98	21,221	3%
Marriott (no. 3)	34	7%	5,020	12%	427,544	7%	85	44,200	8%
Marriott (no. 4)	19	4%	2,756	6%	274,222	4%	100	28,508	5%
Marriott (no. 5)	1	-	356	1%	90,078	1%	253	9,350	2%
Hyatt	22	5%	2,725	6%	301,342	5%	111	21,977	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (no. 1) (3)(4)	145	31%	N/A	N/A	1,837,123	29%	N/A	164,009	29%
TA (no. 2) (3)	40	8%	N/A	N/A	705,506	11%	N/A	66,177	11%
Total	474	100%	42,881	100%	$6,425,198	100%	$91	$581,013	100%

By Manager:
InterContinental	131	28%	20,140	47%	$1,783,672	28%	$89	$153,682	27%
Marriott International	125	27%	17,920	42%	1,595,304	24%	89	162,248	27%
Hyatt	22	5%	2,725	6%	301,342	5%	111	21,977	4%
Carlson	11	2%	2,096	5%	202,251	3%	96	12,920	2%
TA (3)(4)	185	38%	N/A	N/A	2,542,629	40%	N/A	230,186	40%
Total	474	100%	42,881	100%	$6,425,198	100%	$91	$581,013	100%

By Brand:
Hyatt PlaceTM / AmeriSuites®	22	5%	2,725	6%	$301,342	5%	$111
Candlewood Suites®	76	16%	9,220	22%	589,387	9%	64
Country Inn & Suites by CarlsonSM	5	1%	753	2%	74,827	1%	99
Courtyard by Marriott®	71	15%	10,281	24%	851,524	13%	83
Crowne Plaza®	12	3%	4,406	10%	371,431	6%	84
Holiday Inn®	3	1%	697	2%	36,010	1%	52
InterContinental®	5	1%	1,479	3%	309,949	5%	210
Marriott Hotels®	3	1%	1,349	3%	160,659	2%	119
Park Plaza® Hotels & Resorts	1	0%	209	0%	11,533	0%	55
Radisson Hotels & Resorts®	5	1%	1,134	3%	115,890	2%	102
Residence Inn by Marriott®	37	8%	4,695	11%	458,109	7%	98
SpringHill Suites by Marriott®	2	0%	264	1%	20,880	0%	79
Staybridge Suites®	35	7%	4,338	10%	476,895	7%	110
TownePlace Suites by Marriott®	12	3%	1,331	3%	104,133	2%	78
TravelCenters of America®	145	30%	N/A	N/A	1,837,123	29%	N/A
Petro Stopping Centers®	40	8%	N/A	N/A	705,506	11%	N/A
Total	474	100%	42,881	100%	$6,425,198	100%	$91

(1)	18 of our TA properties include a hotel. The rooms associated with these hotels have been excluded from total hotel rooms.
(2)

Includes intangibles acquired by us at the time of the our investments in the TA lease no. 1 of 145 TravelCenters of America properties. Excludes expenditures made from FF&E reserves funded from hotel operations, but includes amounts separately funded by us.

(3)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. As of June 30, 2009, TA has deferred $60 million in rents. TA rents presented in this report represent their contractual obligation and do not reflect any rent deferral.

(4)	The amount of annual minimum rent payable to us by TA is scheduled to increase to $167,641, $172,605 and $177,672 in 2010, 2011 and 2012, respectively.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

OPERATING STATISTICS BY HOTEL OPERATING AGREEMENT

	No. of	No. of Rooms /	Second Quarter (1)			Year to Date (1)
	Hotels	Suites	2009	2008	Change	2009	2008	Change
ADR
InterContinental (no. 1)	31	3,844	$102.30	$114.99	-11.0%	$105.05	$115.02	-8.7%
InterContinental (no. 2)	76	9,220	63.77	72.47	-12.0%	65.58	72.33	-9.3%
InterContinental (no. 3)	14	4,139	123.88	148.62	-16.6%	127.01	148.21	-14.3%
InterContinental (no. 4)	10	2,937	94.42	110.64	-14.7%	97.39	112.82	-13.7%
Marriott (no. 1)	53	7,610	107.94	125.42	-13.9%	112.41	127.00	-11.5%
Marriott (no. 2)	18	2,178	105.52	121.21	-12.9%	106.97	121.56	-12.0%
Marriott (no. 3)	34	5,020	100.59	111.98	-10.2%	102.28	111.43	-8.2%
Marriott (no. 4)	19	2,756	101.55	119.89	-15.3%	108.52	124.14	-12.6%
Marriott (no. 5)	1	356	194.67	223.93	-13.1%	204.58	230.01	-11.1%
Hyatt	22	2,725	90.89	103.50	-12.2%	94.20	105.67	-10.9%
Carlson	11	2,096	84.38	102.20	-17.4%	90.08	106.42	-15.4%
Total	289	42,881	$95.89	$110.30	-13.1%	$98.98	$111.27	-11.0%

OCCUPANCY
InterContinental (no. 1)	31	3,844	71.8%	77.6%	-5.8 pt	67.7%	74.7%	-7.0 pt
InterContinental (no. 2)	76	9,220	64.7%	76.1%	-11.4 pt	62.6%	72.9%	-10.3 pt
InterContinental (no. 3)	14	4,139	73.7%	80.4%	-6.7 pt	70.5%	76.9%	-6.4 pt
InterContinental (no. 4)	10	2,937	63.9%	73.6%	-9.7 pt	61.8%	71.2%	-9.4 pt
Marriott (no. 1)	53	7,610	61.5%	70.9%	-9.4 pt	57.7%	66.8%	-9.1 pt
Marriott (no. 2)	18	2,178	71.9%	75.6%	-3.7 pt	67.0%	70.9%	-3.9 pt
Marriott (no. 3)	34	5,020	66.1%	77.1%	-11.0 pt	61.8%	72.2%	-10.4 pt
Marriott (no. 4)	19	2,756	65.0%	74.4%	-9.4 pt	63.0%	72.7%	-9.7 pt
Marriott (no. 5)	1	356	68.6%	80.5%	-11.9 pt	71.0%	81.8%	-10.8 pt
Hyatt	22	2,725	69.1%	73.0%	-3.9 pt	64.9%	69.3%	-4.4 pt
Carlson	11	2,096	55.5%	69.7%	-14.2 pt	55.9%	67.7%	-11.8 pt
Total	289	42,881	66.1%	75.1%	-9.0 pt	63.0%	71.7%	-8.7 pt

RevPAR
InterContinental (no. 1)	31	3,844	$73.45	$89.23	-17.7%	$71.12	$85.92	-17.2%
InterContinental (no. 2)	76	9,220	41.26	55.15	-25.2%	41.05	52.73	-22.2%
InterContinental (no. 3)	14	4,139	91.30	119.49	-23.6%	89.54	113.97	-21.4%
InterContinental (no. 4)	10	2,937	60.33	81.43	-25.9%	60.19	80.33	-25.1%
Marriott (no. 1)	53	7,610	66.38	88.92	-25.3%	64.86	84.84	-23.6%
Marriott (no. 2)	18	2,178	75.87	91.63	-17.2%	71.67	86.19	-16.8%
Marriott (no. 3)	34	5,020	66.49	86.34	-23.0%	63.21	80.45	-21.4%
Marriott (no. 4)	19	2,756	66.01	89.20	-26.0%	68.37	90.25	-24.2%
Marriott (no. 5)	1	356	133.54	180.26	-25.9%	145.25	188.15	-22.8%
Hyatt	22	2,725	62.80	75.56	-16.9%	61.14	73.23	-16.5%
Carlson	11	2,096	46.83	71.23	-34.3%	50.35	72.05	-30.1%
Total	289	42,881	$63.38	$82.84	-23.5%	$62.36	$79.78	-21.8%

(1)          Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.

“ADR” is average daily rate; “RevPAR” is revenue per available room.  All operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods.  We have not independently verified our managers’ and tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

COVERAGE BY OPERATING AGREEMENT (1)

For the Twelve Months Ended (2)
Operating Agreement	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
InterContinental (no. 1)	0.93x	1.03x	1.13x	1.15x	1.14x
InterContinental (no. 2)	1.08x	1.25x	1.38x	1.42x	1.42x
InterContinental (no. 3)	0.92x	1.08x	1.23x	1.32x	1.36x
InterContinental (no. 4)	0.67x	0.82x	1.02x	1.15x	1.18x
Marriott (no. 1)	1.17x	1.34x	1.47x	1.56x	1.60x
Marriott (no. 2)	0.96x	1.05x	1.13x	1.21x	1.20x
Marriott (no. 3)	0.94x	1.09x	1.17x	1.24x	1.26x
Marriott (no. 4)	0.90x	1.04x	1.15x	1.21x	1.22x
Marriott (no. 5)	0.16x	0.23x	0.37x	0.48x	0.61x
Hyatt	0.88x	0.98x	1.07x	1.00x	0.86x
Carlson	0.97x	1.20x	1.42x	1.51x	1.61x
TA (no. 1) (3)(4)	1.42x	1.48	1.43x	1.24x	1.18x
TA (no. 2) (3)(4)	1.50x	1.57	1.51x	1.32x	1.16x

For the Three Months Ended (2)
Operating Agreement	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
InterContinental (no. 1)	0.92x	0.66x	0.87x	1.28x	1.29x
InterContinental (no. 2)	0.87x	0.80x	1.08x	1.56x	1.55x
InterContinental (no. 3)	0.97x	0.69x	0.86x	1.18x	1.59x
InterContinental (no. 4)	0.58x	0.41x	0.74x	0.95x	1.18x
Marriott (no. 1)	1.01x	0.84x	1.23x	1.58x	1.74x
Marriott (no. 2)	0.84x	0.54x	1.06x	1.36x	1.25x
Marriott (no. 3)	0.86x	0.65x	0.96x	1.30x	1.47x
Marriott (no. 4)	0.71x	0.88x	1.03x	0.95x	1.29x
Marriott (no. 5)	0.08x	0.16x	-0.01x	0.45x	0.36x
Hyatt	0.78x	0.74x	0.87x	1.13x	1.21x
Carlson	0.59x	0.77x	1.11x	1.40x	1.51x
TA (no. 1) (3)(4)	1.17x	1.12x	1.59x	1.80x	1.43x
TA (no. 2) (3)(4)	1.22x	1.19x	1.69x	1.91x	1.49x

(1)

We define coverage as combined total property sales minus all property level expenses which are not subordinated to minimum payments to us and the required FF&E reserve contributions (which data is provided to us by our managers or tenants), divided by the minimum return or minimum rent payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of certain properties and prior to commencement of our operating agreements.

(2)	Includes data for the calendar periods indicated, except for our Marriott® branded hotels, which include data for comparable fiscal periods.
(3)	Includes data for periods prior to our ownership of some properties.
(4)

Effective July 1, 2008, we entered a rent deferral arrangement with TA which provides TA the option to defer payments of up to $5 million per month of rent under the two leases for the period July 1, 2008 until December 31, 2010. For each of the quarters ended September 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, TA deferred $15 million in rents. TA rent coverage ratios have been calculated based upon the contractual rent amounts and do not reflect the impact of any rent deferral.

All  operating data presented are based upon the operating results provided by our managers and tenants for the indicated periods. We have not independently verified our managers’ or tenants’ operating data.

Hospitality Properties Trust

Supplemental Operating and Financial Data

June 30, 2009

OPERATING AGREEMENT EXPIRATION SCHEDULE

(dollars in thousands)

	Annualized Minimum Return / Rent		% of Annualized Minimum Return / Rent	Cumulative % of Annualized Minimum Return / Rent
2008	$-		-	-
2009	-		-	-
2010	21,221	(1)	3.7%	3.7%
2011	-		-	-
2012	58,969		10.1%	13.8%
2013	-		-	13.8%
2014	-		-	13.8%
2015	28,508	(2)	4.9%	18.7%
2016	-		-	18.7%
2017	-		-	18.7%
2018 and thereafter	472,315	(2)	81.3%	100.0%
Total	$581,013		100.0%

Weighted average remaining term	14.0 years

(1)          On November 13, 2008, we were notified that the tenant will not exercise its renewal option at the end of the current lease term.  Upon expiration of the agreement, we expect to lease the hotels to one of our taxable REIT subsidiaries; the hotel brand and management agreement with Marriott currently are not expected to change.

(2)          During the six months ended June 30, 2009, payments we have received under our lease to Crestline which expires in 2015 ($28.5 million/year) and under our management contract to Marriott which expires in 2019 ($44,200/year) have been less than the minimum amounts due to us by $2,107 and $1,740, respectively.  The deficiencies in minimum payments due have reduced the security deposits that we hold from Crestline and from Marriott for these contracts.  We are currently involved in discussions with Marriott concerning these defaults.  Other than applying the security deposits to cover the deficiencies in minimum amounts due to us, we have not yet determined what additional action, if any, we may take as a result of these defaults.